SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          POINTSTAR ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)


        Nevada                                             98-0494003
(State of incorporation)                     (I.R.S. Employer Identification No)


              Loft Office Building 3, Suite # 104, P.O. Box 500449
                           Dubai, United Arab Emirates
                            Phone: 011-971-4-367-1342
          (Address of principal executive offices, including zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-134990.

     Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock, $.001 par value

The Commission is respectfully requested to send copies of all notices, orders and communications to:

                            The O'Neal Law Firm, P.C.
                            17100 East Shea Boulevard
                                   Suite 400-D
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                              (480) 816-9241 (fax)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the common stock, $.001 par value per share (the "Common Stock'), of Pointstar Entertainment Corp. (the "Company"), a Nevada corporation.

A description of the Common Stock is contained in the Registration Statement on Form SB-2 as originally filed with the Securities and Exchange Commission on June 13, 2006, Registration Statement File No. 333-134990. Such description is incorporated herein by reference. As of the filing of this Registration Statement, the Registrant had 4,500,000 shares outstanding.

ITEM 2. EXHIBITS.

   Exhibit
     No.                              Description
   -------                            -----------

     1. Registration Statement on Form SB-2 (SEC File No. 333-134990) as originally filed with the SEC on June 13, 2006 incorporated herein by reference thereto.

     2. Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Form SB-2, filed with the SEC on June 13, 2006.

     3. Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Form SB-2, filed with the SEC on June 13, 2006.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                          POINTSTAR ENTERTAINMENT CORP.


Date: January 8, 2007                      By: /s/  Altaf Alimohamed
                                              ----------------------------------
                                           Name:  Altaf Alimohamed
                                           Title: President